Exhibit 99.(h)(6)

EXHIBIT A

Effective October 1, 2021

1.	Licensed Benchmarks

WisdomTree U.S. Dividend Index

WisdomTree U.S. High Dividend Index

WisdomTree U.S. Dividend Ex-Financials Index

WisdomTree U.S. LargeCap Dividend Index

WisdomTree U.S. MidCap Dividend Index

WisdomTree U.S. SmallCap Dividend Index

WisdomTree U.S. Total Market Index

WisdomTree U.S. LargeCap Index

WisdomTree U.S. MidCap Index

WisdomTree U.S. SmallCap Index

WisdomTree U.S. LargeCap Value Index

WisdomTree International Equity Index

WisdomTree International High Dividend Index

WisdomTree International Hedged Equity Index

WisdomTree International Dividend ex-Financials Index

WisdomTree International LargeCap Dividend Index

WisdomTree International MidCap Dividend Index

WisdomTree International SmallCap Dividend Index

WisdomTree Europe SmallCap Dividend Index

WisdomTree Global High Dividend Index

WisdomTree Japan Hedged Equity Index

WisdomTree Japan SmallCap Dividend Index

WisdomTree Global ex-U.S. Quality Dividend Growth Index

WisdomTree Asia Pacific ex-Japan Index

WisdomTree Emerging Markets High Dividend Index

WisdomTree Emerging Markets SmallCap Dividend Index

WisdomTree Middle East Dividend Index

WisdomTree India Earnings Index

WisdomTree Global ex-U.S. Real Estate Index

WisdomTree U.S. Quality Dividend Growth Index

WisdomTree United Kingdom Hedged Equity Index

WisdomTree Japan Hedged SmallCap Equity Index

WisdomTree U.S. SmallCap Quality Dividend Growth Index

WisdomTree Emerging Markets Quality Dividend Growth Index

WisdomTree Germany Hedged Equity Index

WisdomTree Japan Hedged Real Estate Index

WisdomTree Japan Hedged Health Care Index

WisdomTree Japan Hedged Financials Index

WisdomTree Japan Hedged Capital Goods Index

WisdomTree Europe Quality Dividend Growth Index

WisdomTree International Hedged Quality Dividend Growth Index

WisdomTree Emerging Markets ex-State-Owned Enterprises Index

WisdomTree Europe Hedged SmallCap Equity Index

WisdomTree Japan Hedged Quality Dividend Growth Index

WisdomTree Japan Quality Dividend Growth Index

WisdomTree International Hedged SmallCap Dividend Index

WisdomTree Global ex-U.S. Hedged Dividend Index

WisdomTree China ex-State-Owned Enterprises Index

WisdomTree International Hedged Equity Index

WisdomTree U.S. Domestic Economy Index

WisdomTree U.S. Export and Multinational Index

WisdomTree Global ex-U.S. Hedged Real Estate Index

WisdomTree Strong Dollar Emerging Markets Equity Index

WisdomTree Europe Domestic Economy Index

WisdomTree Global SmallCap Dividend Index

WisdomTree Global Hedged SmallCap Dividend Index

WisdomTree Dynamic Long/Short U.S. Equity Index

WisdomTree Dynamic Bearish U.S. Equity Index

WisdomTree Dynamic Currency Hedged International Equity Index

WisdomTree Dynamic Currency Hedged International SmallCap Equity Index

WisdomTree Dynamic Currency Hedged Europe Equity Index

WisdomTree Dynamic Currency Hedged Japan Equity Index

WisdomTree International Quality Dividend Growth Index

WisdomTree Emerging Markets Dividend Index

WisdomTree Global ex-Mexico Equity Index

WisdomTree U.S. Corporate Bond Index

WisdomTree U.S. Short-Term Corporate Bond Index

WisdomTree U.S. High Yield Corporate Bond Index

WisdomTree U.S. Short-Term High Yield Corporate Bond Index

WisdomTree Fundamental U.S. BBB Corporate Bond Index

WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Index

WisdomTree Managed Futures Index

WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index

WisdomTree U.S. Multifactor Index

WisdomTree Balanced Income Index

WisdomTree India ex-State-Owned Enterprises Index

WisdomTree Growth Leaders Index

WisdomTree U.S. High Yield Corporate Bond, Zero Duration Index

WisdomTree Team8 Cybersecurity Index

WisdomTree BioRevolution Index

WisdomTree Battery Solutions Index

1.	Licensed Marks

WISDOMTREE

HIGH-YIELDING EQUITY